UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2015
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UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Farm Springs Road
Farmington, Connecticut 06032
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code
(860) 728-7000
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On December 9, 2015, the Board of Directors of United Technologies Corporation (the "Company"), elected Brian C. Rogers and Frederic G. Reynolds as directors of the Company, effective as of January 1, 2016. In connection with Mr. Rogers' and Mr. Reynolds' elections, the Board increased its size from 11 to 13 directors, and they will join the Board to fill the resulting vacancies.
The Board has determined that both Mr. Rogers and Mr. Reynolds are independent directors under the New York Stock Exchange listing standards and the Company's independence guidelines, as set forth in its Governance Guidelines.
Mr. Rogers and Mr. Reynolds will participate in the compensation program for non-employee directors as described on pages 17 and 18 of the Company's Proxy Statement for its Annual Meeting of Shareowners held on April 27, 2015 (filed with the Securities and Exchange Commission on March 13, 2015).
The Board has not yet appointed either Mr. Rogers or Mr. Reynolds to any Board Committees.
A copy of the Company's press release announcing the election of Mr. Rogers and  Mr. Reynolds  is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Exhibit Description
99.1	Press release, dated December 10, 2015, issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: December 10, 2015	By:	/s/ Peter J. Graber-Lipperman
Peter J. Graber-Lipperman
Corporate Vice President, Secretary & Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated December 10, 2015, issued by United Technologies Corporation.